Exhibit 99.1

Southern Trust Securities Holding Corp.

145 Almeria Ave.

Coral Gables, Florida 33134

(305) 446-4800

April 18, 2008

IMPORTANT NOTICE REGARDING THE AVAILIBILY OF AN INFORMATION STATEMENT AND ANNUAL REPORT PERTAINING TO OUR WRITTEN CONSENT IN LIEU OF AN ANNUAL MEETING

Dear Shareholder:

Under new Securities and Exchange Commission (“SEC”) rules, you are receiving this notice that the Information Statement and Annual Report relating to the Written Consent In Lieu of an Annual Meeting for the annual election of directors of Southern Trust Securities Holding Corp. (the “Corporation”) for 2008 (the “Written Consent Materials”) are available on the Internet.  This communication presents only an overview of the more complete materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the Written Consent Materials.

The Information Statement and Annual Report to shareholders constituting the Written Consent Materials are available at www.stshc.com\investorrelations.

If you want to receive a paper or e-mail copy of these documents, you must request one by contacting Fernando Fussa, our Chief Financial Officer at our address or phone number set forth above.  There is no charge for you requesting a copy.

The Written Consent in Lieu of an Annual Meeting executed by our majority shareholders, Robert and Susan Escobio, elects incumbent directors: Robert Escobio, Susan Escobio, Kevin Fitzgerald and Ramon Amilibia for a successive term as a director and will be effective on June 2, 2008.  Pursuant to SEC rules, the Corporation is required to provide its shareholders with an information statement and an annual report relating to the election of directors through a written consent in lieu of an annual meeting.  As explained above, we are relying on the new notice of Internet availability rules to provide this required information to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESETD NOT TO SEND US A PROXY.  THIS IS NOT A NOTICE A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER’S MEETING WILL BE HELD FOR THE ELECTION OF DIRECTORS FOR A TERM COMMENCING ON JUNE 2, 2008.

Please contact us with any questions regarding this cost-saving process.

For the Board of Directors of Southern Trust Securities Holding Corp.

Robert Esocbio

Chairman and Chief Executive Officer